UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

ITEM 5.    OTHER EVENTS.

On June 19, 2003, Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (“Hollis-Eden”), issued a press release announcing the issuance of approximately 1.3 million shares of Hollis-Eden common stock and warrants to purchase in the aggregate up to approximately 200,000 shares of Hollis-Eden common stock. See Exhibit 99.1 for the text of the press release.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

      EXHIBITS.

99.1	Press release issued on June 20, 2003 by Hollis-Eden.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

Dated: June 20, 2003	By:	/s/ Eric J. Loumeau
Eric J. Loumeau
Vice President, General Counsel

INDEX TO EXHIBITS

99.1	Press release issued on June 20, 2003 by Hollis-Eden Pharmaceuticals, Inc.